Exhibit 23.3

                    CONSENT OF MINE RESERVE ASSOCIATES, INC.

      The undersigned, Mine Reserve Associates, Inc., hereby states as follows:

      Our firm assisted with updating and optimizing a feasibility study, completed in 2000 (the "2000 Feasibility Study"), concerning the Amayapampa Property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Amayapampa -- Updated Feasibility Study" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, as amended (the "Form 10-KSB"), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

      We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2000 Feasibility Study, including the reference to our firm included with such information, as set forth above in the Form 10-KSB.


                                        Mine Reserve Associates, Inc.


                                        By:  /s/ Donald C. Elkin
                                             -----------------------------------
                                             Name:  Donald C. Elkin
                                             Title: President


Date: December 14, 2002
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